 AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 16th day of November, 2016, to the Transfer Agent Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Tortoise Select Income Bond Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit Y, the Tortoise Select Income Bond Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit Y to the Managed Portfolio Series Transfer Agent Servicing Agreement

Name of Series	Date Added
Tortoise Select Income Bond Fund	on or after November 16, 2016

TRANSFER AGENT & SHAREHOLDER SERVICES at January, 2017
Service Charges to the Fund
▪ Base Fee                                                                    $[…]15,000 / CUSIP / year
▪ NSCC Level 3 Accounts                                         $[…] / open account / year
▪ Other Open Accounts                                             $[…] / open account / year
▪ Daily Accrual Accounts                                         $[…] / open account / year
▪ Closed Accounts                                                     $[…] / closed account / year
▪ System Implementation & Setup                           $[…] one time fee (amortized over 1 year)
Activity Charges
▪ Omnibus Account Transaction                                            $[…] /transaction
▪ Telephone Calls                                                                      $[…] /minute
▪ Voice Response Calls                                                            $[…] /call
▪ Manual Shareholder Transaction & Correspondence      $[…] /item
▪ Daily Valuation/Manual 401k Trade                                    $[…] /trade
▪ Redemption fee tracking (short-term trader)                      $[…] /per account < 90 days
                                                                                                         $[…] /per account < 180 days
Miscellaneous Expenses
Including but not limited to mailing expenses, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication, conversion and implementation charges, and travel.
Additional Services
Available but not outlined above are the following services – e-commerce services including FAN Web, FAN Mail, Vision, Informa e-statements, investor e-mail services, individual performance statements;  advisor data access via web or dedicated line, cost basis reporting, MARS sales reporting & 22c-2 reporting, 12b-1 aging, dealer reclaim services, literature fulfillment, physical certificate processing, programming charges, training, Excessive Trader, Same Day Cash Flow System and additional services mutually agreed upon.

Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit Y.

Tortoise Credit Strategies, LLC

By:_____________________________

Printed Name:____________________

Title:____________________________                  Date:______________________

Exhibit Y (continued) to the Transfer Agent Servicing Agreement – Managed Portfolio Series
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at January, 2017
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
− Implementation - $[…] /fund group – includes up to 25 hours of technical/BSA support
− Annual Base Fee - $[…] /year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
− Implementation - $[…] /fund group – includes up to 10 hours of technical/BSA support
− Annual Base Fee - $[…] /year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $[…] /hour
▪ Activity (Session) Fees:
− Inquiry - $[…] /event
− Account Maintenance - $[…] /event
− Transaction – financial transactions, reorder statements, etc. - $[…] /event
− New Account Set-up - $[…] /event (Not available with FAN Web Select)
▪ Strong Authentication:
− $[…] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $[…] /year
▪ Per Record Charge
− Rep/Branch/ID - $[…]
− Dealer - $[…]
▪ Price Files - $[…] or $[…] /user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $[…] /event
− Per broker ID - $[…] /month per ID
▪ Transaction Processing
− Implementation - $[…] /management company
− Transaction – purchase, redeem, exchange, literature order - $[…] /event
− New Account Setup – $[…] /event
− Monthly Minimum Charge - $[…] /month
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
−       Develop eBusiness Solutions Software - $[…] /fund group
−       Code Print Software - $[…] /fund group
▪ Load charges
−        $[…] /image
▪ Archive charge (for any image stored beyond 2 years)
−        $[…] /document
*Normal Vision ID and activity charges also apply.

Exhibit Y (continued) to the Transfer Agent Servicing Agreement – Managed Portfolio Series

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at January, 2017

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Setup: MFx Portal - $[…]
▪ Service - $[…] /user per month
▪ Access to the following systems included:
− BDS – Statement Storage and Retrieval
− ReportSource – Mainframe T/A Report Library
− T/A Imaging – Thin Client AWD
− FundSource – Comprehensive Fund Information
− 3270 – T/A Mainframe Access
▪ Custom Electronic File Exchange (DDS of delivery of TIP files) - $[…] one time setup fee
- $[…] /file per month maintenance fee

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $[…] /year per workstation for TA2000 AWD access
▪ Plus data communications setup and monthly charges based upon location and bandwidth
▪ Plus training billed at hourly rates plus miscellaneous expenses

Programming Charges
▪ $[…] /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
- Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
- Select reports – shareholder system queries for customized reporting, mailings, etc.
- File transmissions of client requested shareholder data file extracts
- Conversion programming
- Customized service development
- Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
- All other client specific customization and/or development services

Transfer Agent Training Services
▪ On-site at USBFS - $[…] /day
▪ At client location - $[…] /day plus travel and miscellaneous expenses

Exhibit Y (continued) to Transfer Agent Servicing Agreement –
Managed Portfolio Series

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES at January, 2017
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪ 90 days or less: $[…] /open account
▪ 91-180 days: $[…] /open account
▪ 181-270 days: $[…] /open account
▪ 271 days – 1 year: $[…] /open account
▪ 1 year – 2 years: $[…] /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪ $[…] /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $[…] setup /fund group of 1-5 funds, $[…] setup /fund group of over 5 funds
▪ $[…] /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[…] per open account per year.
E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
▪ $[…] setup /fund group
▪ $[…] /month administration
▪ $[…] /received e-mail correspondence
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $[…] /fund group per month
Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $[…] /fund group
▪ Annual Fee - $[…] /open and closed account
Same Day Cash Flow
▪ Implementation (one time charge) & Recurring Charges (monthly)
- 5 Users – $[…]
- 10 Users – $[…]
- 20 Users – $[…]
- 30 Users – $[…]
- 40 Users – $[…]
- 50 Users – $[…]
▪ Training
- Webex - $[…] /user
- On Site - $[…] /day
▪ Real Time Data Feeds
- Implementation (per feed) - $[…] /hour (8 hour estimate)
Recurring (per feed) - $[…] /month

Exhibit Y (continued) to the Transfer Agent Servicing Agreement – Managed Portfolio Series

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES – FEE SCHEDULE at January, 2017

FAF Money Market Fund Service Organizations
▪ $[…] /money market share class per year
▪ Miscellaneous expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $[…] /qualified plan account or Coverdell ESA account (Cap at $[…] /SSN)
▪ $[…] /transfer to successor trustee
▪ $[…] /participant distribution (Excluding SWPs)
▪ $[…] /refund of excess contribution
▪ $[…] /reconversion/recharacterization
Additional Shareholder Paid Fees
▪ $[…] /outgoing wire transfer or overnight delivery
▪ $[…] /telephone exchange
▪ $[…] /return check or ACH or stop payment
▪ $[…] /research request per account (Cap at $[…] /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
▪ Account Management
− $[…] /month (account management, lead reporting and database administration)
▪ Miscellaneous Expenses
− Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
− Account Management - $[…] /month
− Call Servicing - $[…] /minute
▪ Lead Conversion Reporting (Closed Loop)
− Account Management  - $[…] /month
− Database Installation, Setup -  $[…] /fund group
− Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $[…] setup/fund group
▪ $[…] /certificate transaction

Jumbo Pricing (JUMBO) – allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.
▪ $[…] /account group per year

Expedited CUSIP Setup - $[…] /CUSIP (Less than 35 days)